Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34101, 033-46062, 333-84300, 333-127539, 333-149839, 333-152894, 333-159648, 333-165713, 333-183529, 333-190738, 333-194335, 333-262687, 333-264991 and 333-280443) of MBIA Inc. of our report dated February 27, 2025 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 27, 2025